                                                                    EXHIBIT 23.2



              [Letterhead of Emens, Kegler, Brown, Hill & Ritter]

                              September 27, 1996

Synetic, Inc.
669 River Drive
Elmwood Park, NJ 07407-1361

Dear Ladies and Gentlemen:

       We hereby consent to the incorporation by reference into the Synetic, Inc. Registration Statements on Form S-8 (File Nos. 33-34925, 33-34926, 33-38446, 33-46639 and 33-46640), including the Form S-3 resale prospectuses included therein, filed with the Securities and Exchange Commission, of the Company's Annual Report on Form 10-K for the fiscal year ended June 30, 1996. We also consent to all references to our firm included in such Registration Statements.

Columbus, Ohio
September 27, 1996
                                         Very truly yours,

                                         EMENS, KEGLER, BROWN, HILL
                                          & RITTER CO., L.P.A.


                                         By:  /s/ Jack A. Bjerke
                                            ------------------------------
                                            Jack A. Bjerke, Vice President